Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Prothena Corporation plc
We consent to the use of our report dated March 6, 2014, with respect to the consolidated balance sheets of Prothena Corporation plc as of December 31, 2013 and 2012, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2013, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

June 6, 2014